December 3, 1996


VIA FACSIMILE
-------------
202 942 9533

Mr. Richard K. Wulff
Mr. William Underhill
U. S. Securities and Exchange
  Commission
450 5th Street, N.W.
Washington, D.C.  20549

         Re:      MultiMedia Access Corporation - Form 8-A
                  ----------------------------------------


Dear Mr. Wulff and Mr. Underhill:

         Enclosed is a copy of Form 8-A of MultiMedia Access Corporation to be filed with the SEC via EDGAR. We request that this filing be declared effective concurrently with MultiMedia Access Corporation's Registration Statement (333-09935). Please feel free to contact me if you have any questions or comments concerning this filing.

                                                              Very truly yours,




                                                              John S. Stoppelman

JSS/mtp
Enclosure

cc:    Glenn A. Norem

                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                     PURSUANT TO SECTION 12(b) OR (g) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


                          MULTIMEDIA ACCESS CORPORATION
             (Exact name of registrant as specified in its charter)

                 Delaware                              75-2528700
--------------------------------------------------------------------------------
(State of incorporation or organization)   (I.R.S. Employer Identification No.)

                  2665 Villa Creek, Suite 200, Dallas, TX 75234
                    (Address of principal executive offices)

Securities to be registered pursuant to Section 12(g) of the Act:

                    Common Stock, $.0001 par value per share
                    ----------------------------------------
                                (Title of class)

                   Redeemable Common Stock Purchase Warrants
                    -----------------------------------------
                                (Title of class)

         If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. []

         If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. []


Item I.           Description  of  Registrant's  Securities  to  be  Registered.
                  Incorporated by reference in Registration File No. 333-09935 and Amendment Nos. 1, 2 and 3 thereto pursuant to Rule 12-b-32 of the Securities and Exchange Act of 1934, as amended.

Item II.          Exhibits.  Incorporated by reference in Registration  File No.
                  333-09935 and Amendment Nos. 1, 2 and 3 thereto pursuant to Rule 12-b-32 of the Securities and Exchange Act of 1934, as amended.

                  Form of Underwriting Agreement - Exhibit 1.01
                  Certificate of Incorporation - Exhibit  3.01
                  Amendment to Certificate of Incorporation - Exhibit 3.02 Restated By-Laws - Exhibit 3.03
                  Form of Common Stock Certificate - Exhibit  4.01
                  Form of Warrant Certificate - Exhibit 4.02
                  Form of Warrant Agreement - Exhibit 4.03
                  Form of Representatives' Warrant Agreement - Exhibit 4.04 1995 Stock Option Plan - Exhibit 10.04
                  1994 Stock Option Plan - Exhibit 10.05
                  1993 Viewpoint Stock Plan - Exhibit 10.06
                  1995 Director Option Plan - Exhibit 10.07
                  Employee Stock Purchase Plan - Exhibit 10.09


                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

(Registrant)    MultiMedia Access Corporation
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Date   December 3, 1996
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By    /s/ Glenn A. Norem
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Glenn A. Norem, Chief Executive Officer